Filed Pursuant To Rule 433

Registration No. 333-233191

April 6, 2020

ETF Data March 2020 Trading Report Capital Markets Group
Ticker    ETF Name SpreadSpread Spread ($) ConsolidatedConsolidated Consolidated Avg.Avg. QuoteAvg. QuoteAvg. QuoteAvg.DailyShort ($) (%)3 MonthAvg. DailyAverageAvg. DailyQuoteSizeSize ($) Size ($)TradeVolatilityInterest as of Avg.VolumeDaily Volume ($)VolumeSize(Shares)3 Month Avg.Size(%)03/15/2020 (Shares)(Shares)(Shares)3 Month
3 Month Avg.Avg. US Core     SPY    SPDR® S&P 500® ETF Trust 0.020.010.01269,395,92170,616,270,627152,152,3985842,534155,113820,6891285.29202,606,415
MDY    SPDR S&P MIDCAP 400® ETF Trust 0.360.140.173,056,684863,591,8131,857,191819749223,016250,0431476.043,534,289 SLY    SPDR S&P® 600 Small Cap ETF 0.250.520.13345,84116,720,339170,58286087643,84956,4132236.3035,538 DIA    SPDR Dow Jones® Industrial Average 0.080.030.0411,590,7482,555,237,0776,535,26242196695,182269,9751245.465,697,900 ETF Trust     SPTM    SPDR Portfolio S&P 1500 Composite Stock 0.050.160.031,775,45156,197,3051,244,5342,7975,23293,052205,4573785.30263,867 Market ETF
SPSM    SPDR S&P 600 Small Cap ETF 0.080.350.041,853,31140,304,790997,7253,5964,34687,182129,2894235.97530,062
SPLG    SPDR Portfolio S&P 500 ETF 0.020.060.017,790,557242,306,9084,442,88315,08144,222471,5071,686,0127275.64200,459
SPMD    SPDR S&P 400 Mid Cap ETF 0.050.200.032,688,35267,506,7101,249,3908,0258,573221,745284,8826116.02122,685
SPYX    SPDR S&P 500 Fossil Fuel Reserves Free ETF 0.160.260.1086,0565,577,40554,2156711,47244,530115,8071924.87119,347 SHE    SPDR SSGA Gender Diversity Index ETF 0.250.420.1223,8131,493,39717,6001,2351,23473,29188,4391394.64283 US Style     SPYG    SPDR Portfolio S&P 500 Growth ETF 0.030.070.026,167,220218,465,0963,466,9202,11810,73178,388463,7042745.281,495,311 SPYV
    SPDR Portfolio S&P 500 Value ETF 0.040.140.024,752,085126,482,4103,080,4693,07517,78084,253611,3874925.39486,294 MDYG     SPDR S&P 400 Mid Cap Growth ETF 0.200.480.11461,92519,493,214233,7861,3142,65561,586147,8133375.953,452 MDYV     SPDR S&P 400 Mid Cap Value ETF 0.130.360.07578,75920,854,898285,2445841,27523,67266,0923476.2887,128 SLYG     SPDR S&P 600 Small Cap Growth ETF 0.200.450.11462,87621,425,745267,7251,2661,71861,161104,0522135.9010,360 SLYV     SPDR S&P 600 Small Cap Value ETF 0.160.370.09962,92540,953,133474,2571,3521,67462,57897,8472516.1161,789 US Sector      XLC     The Communication Services Select 0.010.030.018,355,587367,927,9515,736,0521,87311,20884,965616,4001945.593,130,830 Sector SPDR Fund     XLY    The Consumer Discretionary Select 0.040.040.029,085,907921,254,4507,282,1155762,42758,496304,4031125.547,174,921 Sector SPDR Fund      Source: NYSE, Nasdaq and BATS as of 03/31/2020. Past performance is not a guarantee of future results.     1

Ticker    ETF Name SpreadSpread Spread ($) ConsolidatedConsolidated Consolidated Avg.Avg. QuoteAvg. QuoteAvg. QuoteAvg.DailyShort ($) (%)3 MonthAvg. DailyAverageAvg. DailyQuoteSizeSize ($) Size ($)TradeVolatilityInterest as of Avg.VolumeDaily Volume ($)VolumeSize(Shares)3 Month Avg.Size(%)03/15/2020 (Shares)(Shares)(Shares)3 Month 3 Month Avg.Avg. US Sector (cont’d)     XLP    The Consumer Staples Select Sector 0.020.030.0125,625,4631,427,117,02218,339,8462,62234,227149,0912,168,9541775.0419,266,190 SPDR Fund     XLE    The Energy Select Sector SPDR Fund 0.010.030.0144,798,3191,440,252,95329,355,7487,08720,912229,6681,108,4102047.7046,291,773 XLF    The Financial Select Sector SPDR Fund 0.010.050.01138,610,9533,097,435,75081,027,409112,001354,6902,623,44510,578,8616976.53155,345,352 XLV    The Health Care Select Sector 0.020.020.0122,424,4931,970,503,36714,145,4818895,58979,501570,0381174.9824,592,313 SPDR Fund     XLI    The Industrial Select Sector SPDR Fund 0.020.030.0126,722,9171,697,633,50419,137,3381,76610,529114,226864,3641436.1129,855,867 XLB    The Materials Select Sector SPDR Fund 0.020.030.0114,329,226676,721,39010,777,6151,58910,91876,586646,8621345.8810,901,943 XLK    The Technology Select Sector 0.010.020.0135,565,4462,853,863,25821,006,5371,1815,97896,317572,2051165.9512,552,886 SPDR Fund     XLU    The Utilities Select Sector SPDR Fund 0.010.030.0134,659,6792,017,053,51323,333,8412,19114,523131,871973,8501656.5931,738,367 XLRE    The Real Estate Select Sector SPDR Fund 0.010.040.0115,202,079504,248,4739,013,1656,17943,990220,9431,738,5112506.812,735,469 US Industry     KBE    SPDR S&P Bank ETF 0.020.060.013,898,973116,865,6022,660,8812,1587,61567,357336,1901707.304,112,609 KCE    SPDR S&P Capital Markets ETF 0.300.640.1710,023442,0507,83934338216,53821,6691854.4516,992 KIE    SPDR S&P Insurance ETF 0.060.230.03546,73213,878,515348,0262,6862,82367,96891,5572246.20455,208 KRE    SPDR S&P Regional Banking ETF 0.020.050.0111,710,988430,517,6448,791,1182,6939,176100,971497,1891897.8539,054,851 XBI    SPDR S&P Biotech ETF 0.050.060.0310,803,818824,771,8007,239,16981499163,83788,7501376.1754,701,459 XNTK    SPDR NYSE Technology ETF 0.150.210.0843,0303,125,87042,93848377235,73265,0581315.1512 XHB    SPDR S&P Homebuilders ETF 0.020.060.013,507,057122,192,7762,349,3791,3645,44046,764251,4931466.816,359,307 XME    SPDR S&P Metals & Mining ETF 0.010.070.012,938,89551,983,7762,726,2255,3888,94998,387221,6241777.383,334,038 XES    SPDR S&P Oil & Gas Equipment & 0.010.370.011,940,5475,956,0631,581,67866,802102,914207,088625,2065439.40282,921 Services ETF     XITK    SPDR FactSet Innovative Technology ETF 0.300.310.1712,7611,230,07910,02815619615,66222,626884.531,070 XOP    SPDR S&P Oil & Gas Exploration & 0.010.100.0165,762,251678,486,25845,536,03848,43070,273512,4141,246,98549010.1622,257,023 Production ETF     XPH    SPDR S&P Pharmaceuticals ETF 0.100.280.06192,6267,082,827126,9704,0263,309144,016137,6263445.121,510,607 XRT    SPDR S&P Retail ETF 0.020.050.018,151,712273,467,9565,849,4923,6076,960121,955298,2111825.8123,600,354 XSD    SPDR S&P Semiconductor ETF 0.160.200.10140,98911,613,799143,05330946225,74146,9301016.31366,049 Source: NYSE, Nasdaq and BATS as of 03/31/2020. Past performance is not a guarantee of future results.     2

Ticker    ETF Name SpreadSpread Spread ($) ConsolidatedConsolidated Consolidated Avg.Avg. QuoteAvg. QuoteAvg. QuoteAvg.DailyShort ($) (%)3 MonthAvg. DailyAverageAvg. DailyQuoteSizeSize ($) Size ($)TradeVolatilityInterest as of Avg.VolumeDaily Volume ($)VolumeSize(Shares)3 Month Avg.Size(%)03/15/2020 (Shares)(Shares)(Shares)3 Month 3 Month Avg.Avg. US Industry (cont’d)     XHE    SPDR S&P Health Care Equipment ETF 0.360.540.2181,7175,560,64451,8561,09888075,92169,5041395.11667,690 XTL    SPDR S&P Telecom ETF 0.350.630.1916,429935,3978,7592,3072,241135,832149,1041765.608,412 XAR    SPDR S&P Aerospace & Defense ETF 0.200.260.11421,95033,447,279315,7211,07874983,62671,1721226.13111,312 XHS    SPDR S&P Health Care Services ETF 0.320.560.2114,933835,2159,4171351477,75410,1041075.126,543 XSW    SPDR S&P Software & Services ETF 0.370.460.2155,5264,600,75240,23639640532,54239,8231175.1728,330 XTH    SPDR S&P Technology Hardware ETF 0.410.700.291,881110,4301,0461,5561,43292,392105,862863.77107 XTN    SPDR S&P Transportation ETF 0.170.410.1063,3342,898,72732,95336168016,63241,9161156.4344,578 XWEB    SPDR S&P Internet ETF 0.300.480.173,598229,2012,72591375957,54057,928703.62523 KOMP    SPDR S&P Kensho New Economies 0.170.600.10149,2894,253,327266,5801,3252,37238,08084,8096014.92147,296 Composite ETF     ROKT    SPDR S&P Kensho Final Frontiers ETF 0.140.530.087,589209,9956,6071242093,4617,471924.855,609 CNRG    SPDR S&P Kensho Clean Power ETF 0.190.520.1319,292754,20918,33425635110,32616,2091095.813,214 SIMS    SPDR S&P Kensho Intelligent 0.140.590.134,899112,2412,74643538610,93311,4491063.8166 Structures ETF     HAIL    SPDR S&P Kensho Smart Mobility ETF 0.130.590.114,920108,7693,7231,0341,03924,76529,7191224.2812,183 FITE    SPDR S&P Kensho Future Security ETF 0.160.540.136,012179,7328,36090171527,92326,0561144.521,633 Real Estate Equities     RWR    SPDR Dow Jones REIT ETF 0.170.230.08234,02417,618,514213,2074991,16040,218116,3141256.3169,247 RWO    SPDR Dow Jones Global Real Estate ETF 0.170.470.09630,46823,704,989341,36481674433,13435,3902295.10334,981 RWX    SPDR Dow Jones International Real 0.060.220.031,143,03633,583,621774,6191,8535,55157,640210,8282503.09433,628 Estate ETF     Global Equities     DGT    SPDR Global Dow ETF 0.240.340.1512,790841,6766,01430332521,22426,8591313.84211 GII    SPDR S&P Global Infrastructure ETF 0.140.360.1081,5143,345,90142,12090485838,14743,4042314.872,223 GNR    SPDR S&P Global Natural Resources ETF 0.170.560.12678,91821,532,674359,2881,08693033,62035,6244296.13102,815 CWI    SPDR MSCI ACWI ex-US ETF 0.060.290.031,308,63425,551,996678,3664,56410,31996,458256,3676473.79481,744 SPGM    SPDR Portfolio MSCI Global Stock 0.190.570.1175,7882,578,43140,94252247417,68018,7092314.5188,147 Market ETF     Source: NYSE, Nasdaq and BATS as of 03/31/2020. Past performance is not a guarantee of future results.     3

Ticker    ETF Name SpreadSpread Spread ($) ConsolidatedConsolidated Consolidated Avg.Avg. QuoteAvg. QuoteAvg. QuoteAvg.DailyShort ($) (%)3 MonthAvg. DailyAverageAvg. DailyQuoteSizeSize ($) Size ($)TradeVolatilityInterest as of Avg.VolumeDaily Volume ($)VolumeSize(Shares)3 Month Avg.Size(%)03/15/2020 (Shares)(Shares)(Shares)3 Month 3 Month Avg.Avg. Global Equities (cont’d)     EFAX    SPDR MSCI EAFE Fossil Fuel Reserves 0.450.810.3514,195782,6568,07539158222,50640,0423982.691,392 Free ETF     SPDW    SPDR Portfolio Developed World 0.030.130.028,072,274191,447,6994,019,6967,39726,711191,525818,0366774.031,005,063 ex-US ETF     GWX    SPDR S&P International Small Cap ETF 0.140.610.11512,20011,343,633252,1271,5171,39635,18538,8323463.7570,593 LOWC    SPDR MSCI ACWI Low Carbon Target ETF 0.200.260.1723,3841,860,59810,93231735325,31533,0212213.338 International Developed Equities — Region/Country     FEZ    SPDR EURO STOXX 50® ETF 0.020.060.014,181,391126,745,6492,855,6075,42841,218169,3001,643,0832474.634,500,787 SPEU     SPDR Portfolio Europe ETF 0.170.660.10120,6783,274,14771,5399811,01327,10133,5442573.8243,607 SMEZ    SPDR EURO STOXX® Small Cap ETF 0.170.360.142,726137,0022,05032738315,85121,9871101.882,400 Emerging Market Equities     SPEM    SPDR Portfolio Emerging Markets ETF 0.020.080.024,292,189127,135,8932,465,5921,9363,06260,281109,1803823.64780,961 GMF    SPDR S&P Emerging Asia Pacific ETF 0.420.490.2962,6315,591,96837,13264552455,93750,0981833.16159,394 EEMX    SPDR MSCI Emerging Markets Fossil Fuel 0.180.330.1610,161570,3965,85121622611,57713,7864912.237,581 Reserves Free ETF     EWX    SPDR S&P Emerging Markets 0.130.380.09367,27113,069,529203,35680967828,29527,7272953.16458,362 Small Cap ETF     GXC    SPDR S&P China ETF 0.330.360.20148,93613,807,340155,09531533129,09532,7091853.0216,311 Advanced Beta — Income     EDIV    SPDR S&P Emerging Markets 0.150.640.11140,9883,196,99189,5841,7921,25440,73033,5712863.621,680 Dividend ETF     DWX    SPDR S&P International Dividend ETF 0.100.320.05244,7967,506,879148,03290188928,84333,0922613.833,512 SDY    SPDR S&P Dividend ETF 0.100.130.051,715,823141,679,5291,106,4311,3721,833114,253183,9811885.35494,963 WDIV    SPDR S&P Global Dividend ETF 0.160.310.1262,2733,192,14836,91866568134,73643,8372263.978,146 SPYD    SPDR Portfolio S&P 500 High 0.020.070.012,994,27681,305,3111,640,2092,4026,98770,276264,7101596.29225,634 Dividend ETF     Advanced Beta — Multi Factor     ZCAN    SPDR Solactive Canada ETF 0.110.230.084,048180,9581,88658559027,70033,7851473.512,710 ZDEU    SPDR Solactive Germany ETF 0.110.260.081,23753,9521,49697095143,81951,554921.5218 ZHOK    SPDR Solactive Hong Kong ETF 0.300.560.203,502185,4042,38657251030,94730,3121381.4488 Source: NYSE, Nasdaq and BATS as of 03/31/2020. Past performance is not a guarantee of future results.     4

Ticker    ETF Name SpreadSpread Spread ($) ConsolidatedConsolidated Consolidated Avg.Avg. QuoteAvg. QuoteAvg. QuoteAvg.DailyShort ($) (%)3 MonthAvg. DailyAverageAvg. DailyQuoteSizeSize ($) Size ($)TradeVolatilityInterest as of Avg.VolumeDaily Volume ($)VolumeSize(Shares)3 Month Avg.Size(%)03/15/2020 (Shares)(Shares)(Shares)3 Month 3 Month Avg.Avg. Advanced Beta — Multi Factor (cont’d)     ZJPN    SPDR Solactive Japan ETF 0.150.230.092,656170,9031,63452958734,00942,9031091.71234 ZGBR    SPDR Solactive United Kingdom ETF 0.160.440.118,267307,4974,76159557022,21726,0122632.714,857 QEFA    SPDR MSCI EAFE StrategicFactorsSM ETF 0.510.970.38126,0286,919,38770,4721,2141,20264,61974,2042853.613,416 QWLD     SPDR MSCI World StrategicFactorsSM ETF 0.340.490.245,198348,4444,66293696066,25977,9601322.651,660
QEMM    SPDR MSCI Emerging Markets 0.450.940.3341,9761,972,14828,16182198139,62355,0872323.022,249 StrategicFactorsSM ETF     QUS    SPDR MSCI USA StrategicFactorsSM ETF 0.160.210.11235,44818,652,604118,62634633227,64229,8994574.8538,450 Advanced Beta — Single Factor     SPYB    SPDR S&P 500 Buyback ETF 0.310.610.2116,214827,7238,3162,4692,332132,711153,2291345.434,410 VLU    SPDR S&P 1500 Value Tilt ETF 0.620.730.475,253451,0384,2611,7872,032156,554213,4431033.702,291 MMTM    SPDR S&P 1500 Momentum Tilt ETF 0.520.460.3411,5051,306,2875,7731,0591,490124,877201,9731604.0020,746 LGLV    SPDR SSGA US Large Cap Low Volatility 0.250.280.12257,59423,916,714174,70449088047,69399,8811755.2722,231 Index ETF     SMLV    SPDR SSGA US Small Cap Low Volatility 0.560.800.3772,3545,183,59437,81242045932,24541,9331566.3228,022 Index ETF     ONEY    SPDR Russell 1000 Yield Focus ETF 0.440.840.2413,935761,15612,03736235020,26423,5722565.242,702 ONEO    SPDR Russell 1000 Momentum 0.230.420.155,751350,3854,1031471458,44610,2251923.4815,176 Focus ETF     ONEV    SPDR Russell 1000 Low Volatility 0.210.330.1132,6472,084,39928,41922528615,00523,1471554.692,191 Focus ETF     Advanced Beta — Fixed Income     DWFI    SPDR Dorsey Wright® Fixed Income 0.080.360.04241,1985,183,65294,5886612,66915,1401,7121.0023,132 Allocation ETF     SPBO    SPDR Portfolio Corporate Bond ETF 0.070.230.04130,8624,226,92466,68755675418,13225,5374823.08101 Fixed Income — US Government     BIL    SPDR Bloomberg Barclays 1–3 Month 0.010.010.019,468,485867,386,8894,582,136731,8282,297,43967,015,054210,224,2541,2820.251,607,506 T-Bill ETF
SPTI    SPDR Portfolio Intermediate Term 0.040.110.024,185,396137,263,5132,548,62020,48669,388667,3362,188,0311,4740.88115,455 Treasury ETF
Source: NYSE, Nasdaq and BATS as of 03/31/2020. Past performance is not a guarantee of future results.     5

Ticker    ETF Name SpreadSpread Spread ($) ConsolidatedConsolidated Consolidated Avg.Avg. QuoteAvg. QuoteAvg. QuoteAvg.DailyShort ($) (%)3 MonthAvg. DailyAverageAvg. DailyQuoteSizeSize ($) Size ($)TradeVolatilityInterest as of Avg.VolumeDaily Volume ($)VolumeSize(Shares)3 Month Avg.Size(%)03/15/2020 (Shares)(Shares)(Shares)3 Month 3 Month Avg.Avg. Fixed Income — US Government (cont’d)     SPTL    SPDR Portfolio Long Term Treasury ETF 0.110.230.052,149,94398,510,5681,275,8283,71415,689169,899650,3144814.2064,797 SPIP    SPDR Portfolio TIPS ETF 0.070.240.031,464,21042,107,592733,7325,32226,751157,241776,6576112.66165,996 SPTS    SPDR Portfolio Short Term Treasury ETF 0.010.040.0112,288,142376,469,0624,837,694169,436516,5245,171,83715,550,4921,2860.44749,996 TIPX    SPDR Bloomberg Barclays 1–10 Year 0.070.360.03289,1345,667,922124,35812,18033,833244,649671,2241,3661.32126,769 TIPS ETF     Fixed Income — US Investment Grade Corporates     SPSB    SPDR Portfolio Short Term Corporate 0.020.070.013,939,487117,964,8992,516,00014,28845,418440,2371,403,8836101.84241,162 Bond ETF     SPIB    SPDR Portfolio Intermediate Term 0.040.130.022,708,25391,305,4091,862,0723,69814,043131,070499,9333463.03861,158 Corporate Bond ETF     SPLB    SPDR Portfolio Long Term Corporate 0.050.190.031,285,84136,720,158812,3331,2632,34137,37971,7402934.70333,20 Bond ETF     FLRN    SPDR Bloomberg Barclays Investment 0.030.110.022,794,24280,677,8821,663,85310,72551,833323,7861,59 3,6415462.6952,453 Grade Floating Rate ETF     Fixed Income — High Yield     JNK    SPDR Bloomberg Barclays High Yield 0.030.030.0212,707,7711,250,551,4569,954,4403,0142 2,961304,8982,510,1852422.9218,553,085 Bond ETF     SJNK    SPDR Bloomberg Barclays Short Term 0.010.050.017,253,006175,633,5095,313,24030,993110,574794,7632,967,7534782.743,260,272 High Yield Bond ETF      SPHY     SPDR Portfolio High Yield Bond ETF 0.130.590.07138,3223,243,88184,7048491,55 620,25540,3273183.241 1,668 Fixed Income — US Mortgage     SPMB    SPDR Portfolio Mortgage Backed 0.030.110.021,225,48932,218,9491,374,8941,620 2,25842,72959,4081,21 6 2.5978,886 Bond ETF     Fixed Income — US Aggregate     SPAB    SPDR Portfolio Aggregate Bond ETF 0.050.170.024,124,640122,629,6532,559,33010,41832,239 316,576962,1796003.20199,278 Fixed Income — Hybrids     CWB     SPDR Bloomberg Barclays Convertible 0.050.120.032,684,397131,854,8881,920,2841,7173,78186,641214,2512134.30490,792 Securities ETF     PSK    SPDR Wells Fargo® Preferred Stock ETF 0.130.360.07526,83319,720,248352,38170394128,13640,6322995.463,226 Source: NYSE, Nasdaq and BATS as of 03/31/2020. Past performance is not a guarantee of future results.     6

Ticker    ETF Name SpreadSpread Spread ($) ConsolidatedConsolidated Consolidated Avg.Avg. QuoteAvg. QuoteAvg. QuoteAvg.DailyShort ($) (%)3 MonthAvg. DailyAverageAvg. DailyQuoteSizeSize ($) Size ($)TradeVolatilityInterest as of
Avg.VolumeDaily Volume ($)VolumeSize(Shares)3 Month Avg.Size(%)03/15/2020 (Shares)(Shares)(Shares)3 Month
3 Month Avg.Avg. Fixed Income — Municipal     SHM    SPDR Nuveen Bloomberg Barclays Short 0.060.130.031,239,56758,545,059702,8891,8386,25589,266308,0874521.80318,747 Term Municipal Bond ETF
TFI    SPDR Nuveen Bloomberg Barclays 0.140.300.062,561,319123,199,7331,066,1811,3631,68967,83386,1252022.64240,797
Municipal Bond ETF     HYMB    SPDR Nuveen S&P High Yield Municipal 0.190.370.09777,77840,271,191382,0521,8431,374107,52581,4692715.36769,849
Bond ETF     Fixed Income — International     WIP    SPDR FTSE International Government 0.290.580.1978,5783,949,37957,81835495717,86951,8811592.1440,413 Inflation-Protected Bond ETF     BWZ    SPDR Bloomberg Barclays Short Term 0.260.890.16172,5805,164,41195,53917,3437,505539,357232,4056752.203,531 International Treasury Bond ETF     BWX    SPDR Bloomberg Barclays International 0.050.180.02769,90621,760,567512,3571,6773,17847,866 90,9472962.351,228,568 Treasury Bond ETF     IBND    SPDR Bloomberg Barclays International 0.260.810.2075,1682,358,05073,63473595623,91731,7692032.916,245 Corporate Bond ETF     EBND    SPDR Bloomberg Barclays Emerging 0.110.450.05890,94222,098,771465,7931,5483,84239,845105,3375252.59731,599
Markets Local Bond ETF     Commodity     GLD®    SPDR Gold Shares 0.020.020.0120,802,4233,106,688,46414,640,4811,7747,002269,0531,040,3651872.3514,855,542 GLDM    SPDR Gold MiniSharesSM Trust 0.010.080.014,110,80465,005,1502,708,003246,526519,5983,948,1008,200,2161,6232.26698,833 NANR    SPDR S&P North American Natural 0.150.690.10225,3875,205,857188,5338272,25719,11569,6811,9275.4826,598 Resources ETF     Active — Asset Allocation     XLSR    SPDR SSGA US Sector Rotation ETF 0.110.390.0721,838616,77722,9127,7918,498220,397279,0443194.826,316 FISR    SPDR SSGA Fixed Income Sector 0.110.350.0713,819428,17615,6335,0835,045157,240157,5603011.193,044 Rotation ETF     RLY    SPDR SSGA Multi-Asset Real Return ETF 0.180.930.1278,5571,465,27339,7233,9944,61379,673107,5264573.471,008 INKM    SPDR SSGA Income Allocation ETF 0.090.330.0545,2271,250,94142,4561,3212,11338,98970,5643842.732,061 GAL    SPDR SSGA Global Allocation ETF 0.250.770.1973,5522,436,21236,9276,0336,483202,550246,1405473.4822 Source: NYSE, Nasdaq and BATS as of 03/31/2020. Past performance is not a guarantee of future results.     7

Ticker    ETF Name SpreadSpread Spread ($) ConsolidatedConsolidated Consolidated Avg.Avg. QuoteAvg. QuoteAvg. QuoteAvg.DailyShort ($) (%)3 MonthAvg. DailyAverageAvg. DailyQuoteSizeSize ($) Size ($)TradeVolatilityInterest as of
Avg.VolumeDaily Volume ($)VolumeSize(Shares)3 Month Avg.Size(%)03/15/2020 (Shares)(Shares)(Shares)3 Month
3 Month Avg.Avg. Active — Equity     SYE    SPDR MFS Systematic Core Equity ETF 0.150.220.119,701667,7608,2311301429,19511,9261514.1498 SYG    SPDR MFS Systematic Growth Equity ETF 0.180.230.137,518584,8084,36115014111,68712,3161023.836,247 SYV    SPDR MFS Systematic Value Equity ETF 0.270.520.1810,325558,3915,41655549429,86231,5832024.18345 Active — Fixed Income     TOTL    SPDR DoubleLine® Total Return 0.080.180.041,006,61948,629,164628,8491,0591,58751,80578,1743291.56423,411 Tactical ETF     EMTL    SPDR DoubleLine Emerging Markets 0.360.740.1942,1831,965,63727,1201,7872,06185,575104, 3773021.168,398 Fixed Income ETF     STOT    SPDR DoubleLine Short Duration Total 0.240.490.1334,8141,693,91728,4821,8182,11989,087104,8504410.6412,194 Return Tactical ETF     SRLN    SPDR Blackstone / GSO Senior Loan ETF 0.070.170.031,256,13052,590,750768,5861,1642,59948,823119,0743093.233,757,429 ULST    SPDR SSGA Ultra Short Term Bond ETF 0.090.240.04185,9057,380,829142,17032,16835,9011,294,6191,450, 6495370.79167,656 Source: NYSE, Nasdaq and BATS as of 03/31/2020. Past performance is not a guarantee of future results.     Prior to 10/16/2017, the SPDR Portfolio Total Stock Market ETF (SPTM) was known as the SPDR Russell 3000® ETF (THRK), the SPDR Portfolio Large Cap ETF (SPLG) was known as the SPDR Russell 1000® ETF (ONEK), the SPDR Portfolio Mid Cap ETF (SPMD) was known as the SPDR S&P 1000® ETF (SMD), the SPDR Portfolio Small Cap ETF (SPSM) was known as the SPDR Russell 2000® ETF (TWOK), the SPDR Portfolio S&P 500 Growth ETF (SPYG) was known as the SPDR S&P 500 Growth ETF (SPYG), the SPDR Portfolio S&P 500 Value ETF (SPYV) was known as the SPDR S&P 500 Value ETF (SPYV), the SPDR Portfolio S&P 500 High Dividend ETF (SPYD) was known as the SPDR S&P 500 High Dividend ETF (SPYD), the SPDR Portfolio Developed World ex-US ETF (SPDW) was known as the SPDR S&P World ex-US ETF (GWL), the SPDR Portfolio Emerging Markets ETF (SPEM) was known as the SPDR S&P Emerging Markets ETF (GMM), the SPDR Portfolio Aggregate Bond ETF (SPAB) was known as the SPDR Bloomberg Barclays Aggregate Bond ETF (BNDS), the SPDR Portfolio Short Term Corporate Bond ETF (SPSB) was known as the SPDR Bloomberg Barclays Short Term Corporate Bond ETF (SCPB), the SPDR Portfolio Intermediate Term Corporate Bond ETF (SPIB) was known as the SPDR Bloomberg Barclays Intermediate Term Corporate Bond ETF (ITR), the SPDR Portfolio Long Term Corporate Bond ETF (SPLB) was known as the SPDR Bloomberg Barclays Long Term Corporate Bond ETF (LWC), the SPDR Portfolio Short Term Treasury ETF (SPTS) was known as the SPDR Bloomberg Barclays Short Term Treasury ETF (SST), and the SPDR Portfolio Long Term Treasury ETF (SPTL) was known as the SPDR Bloomberg Barclays Long Term Treasury ETF (TLO). Prior to 09/23/2019, the SPDR Portfolio MSCI Global Stock Market ETF (SPGM) was known as the SPDR MSCI ACWI IMI ETF (ACIM), the SPDR Portfolio Europe ETF (SPEU) was known as the SPDR STOXX® Europe 50 ETF (FEU), the SPDR Portfolio Corporate Bond ETF (SPBO) was known at the SPDR Bloomberg Barclays Corporate Bond ETF (CBND), the SPDR Portfolio High Yield Bond ETF (SPHY) was known as the SPDR ICE BofAML Broad High Yield Bond ETF (CJNK), the SPDR Portfolio Intermediate Term Treasury ETF (SPTI) was known as the SPDR Bloomberg Barclays Intermediate Term Treasury ETF (ITE), the SPDR Portfolio TIPS ETF (SPIP) was known as the SPDR Bloomberg Barclays TIPS ETF (IPE), and the SPDR Portfolio Mortgage Backed Bond ETF (SPMB) was known as the SPDR Bloomberg Barclays Mortgage Backed Bond ETF (MBG). 8

ssga.com spdrs.com Investment Professional Use Only State Street Global Advisors One Iron Street, Boston MA 02210 T: +1 866 787 2257 Important Risk Information Investing involves risk, and you could lose money on an investment in each of SPDR® Gold Shares Trust (“GLD®”) and SPDR® Gold MiniSharesSM Trust (“GLDMSM”), a series of the World Gold Trust (together, the “Funds”). ETFs trade like stocks, are subject to investment risk, fluctuate in market value and may trade at prices above or below the ETFs’ net asset value. Brokerage commissions and ETF expenses will reduce returns. Commodities and commodity-index linked securities may be aï¬€ected by changes in overall market movements, changes in interest rates, and other factors such as weather, disease, embargoes, or political and regulatory developments, as well as trading activity of speculators and arbitrageurs in the underlying commodities. Frequent trading of ETFs could significantly increase commissions and other costs such that they may oï¬€set any savings from low fees or costs. Diversification does not ensure a profit or guarantee against loss. Investing in commodities entails significant risk and is not appropriate for all investors. Important Information Relating to SPDR® Gold Trust (“GLD®”) and SPDR® Gold MiniSharesSM Trust (“GLDMSM”): The SPDR Gold Trust (“GLD”) and the World Gold Trust have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for GLD and GLDM, respectively. Before you invest, you should read the prospectus in the registration statement and other documents each Fund has filed with the SEC for more complete information about each Fund and these offerings. Please see each Fund’s prospectus for a detailed discussion of the risks of investing in each Fund’s shares. The GLD prospectus is available by clicking here, and the GLDM prospectus is available by clicking here. You may get these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting spdrgoldshares.com. Alternatively, the Funds or any authorized participant will arrange to send you the prospectus if you request it by calling 866.320.4053. None of the Funds is an investment company registered under the Investment Company Act of 1940 (the “1940 Act”). As a result, shareholders of each Fund do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act. GLD and GLDM are not subject to regulation under the Commodity Exchange Act of 1936 (the “CEA”). As a result, shareholders of each of GLD and GLDM do not have the protections afforded by the CEA. Shares of each Fund trade like stocks, are subject to investment risk and will fluctuate in market value. The values of GLD shares and GLDM shares relate directly to the value of the gold held by each Fund (less its expenses), respectively. Fluctuations in the price of gold could materially and adversely aï¬€ect an investment in the shares. The price received upon the sale of the shares, which trade at market price, may be more or less than the value of the gold represented by them. None of the Funds generate any income, and as each Fund regularly sells gold to pay for its ongoing expenses, the amount of gold represented by each Fund share will decline over time to that extent. The World Gold Council name and logo are a registered trademark and used with the permission of the World Gold Council pursuant to a license agreement. The World Gold Council is not responsible for the content of, and is not liable for the use of or reliance on, this material. World Gold Council is an aïffliate of the Sponsor of each of GLD and GLDM. GLD® is a registered trademark of World Gold Trust Services, LLC used with the permission of World Gold Trust Services, LLC. MiniSharesSM and GLDMSM are service marks of WGC USA Asset Management Company, LLC used with the permission of WGC USA Asset Management Company, LLC. Standard & Poor’s®, S&P® and SPDR® are registered trademarks of Standard & Poor’s Financial Services LLC, a division of S&P Global (S&P); Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (Dow Jones); and these trademarks have been licensed for use by S&P Dow Jones Indices LLC (SPDJI) and sublicensed for certain purposes by State Street Corporation. State Street Corporation’s financial products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates and third party licensors and none of such parties makes any representation regarding the advisability of investing in such product(s) nor do they have any liability in relation thereto. For more information, please contact the Marketing Agent for GLD and GLDM: State Street Global Advisors Funds Distributors, LLC, One Iron Street, Boston, MA, 02210; T: +1 866 320 4053 spdrgoldshares.com. The trademarks and service marks referenced herein are the property of their respective owners. Third party data providers make no warranties or representations of any kind relating to the accuracy, completeness or timeliness of the data and have no liability for damages of any kind relating to the use of such data. State Street Global Advisors and SSGA are registered trademarks of State Street Corporation. Investments in small-sized and mid-sized companies may involve greater risks than in those of larger, better known companies but mid-sized companies may be less volatile than investments in smaller companies. Companies with large market capitalizations go in and out of favor based on market and economic conditions. Larger companies tend to be less volatile than companies with smaller market capitalizations. In exchange for this potentially lower risk, the value of the security may not rise as much as companies with smaller market capitalizations. Concentrated investments in a particular sector tend to be more volatile than the overall market and increases risk that events negatively affecting such sectors or industries could reduce returns, potentially causing the value of the Fund’s shares to decrease. Investing in foreign domiciled securities may involve risk of capital loss from unfavorable fluctuation in currency values, withholding taxes, from diï¬€erences in generally accepted accounting principles or from economic or political instability in other nations. Investments in emerging or developing markets may be more volatile and less liquid than investing in developed markets and may involve exposure to economic structures that are generally less diverse and mature and to political systems which have less stability than those of more developed countries. There is no relationship between Dorsey Wright & Associates, LLC (collectively with its parent companies and affiliates, “Dorsey Wright”) and State Street Global Advisors (“SSGA”) other than a license by Dorsey Wright to SSGA of certain Dorsey Wright trademarks and trade names, and the Dorsey Wright Fixed Income Rotation Index (“Index”), for use by SSGA. BLOOMBERG®, a trademark and service mark of Bloomberg Finance L.P. and its aï¬ƒliates, and BARCLAYS®, a trademark and service mark of Barclays Bank Plc, have each been licenzed for use in connection with the listing and trading of the SPDR Bloomberg Barclays ETFs. DoubleLine® is a registered trademark of DoubleLine Capital LP. Distributor: State Street Global Advisors Funds Distributors, LLC, member FINRA, SIPC, an indirect wholly owned subsidiary of State Street Corporation. References to State Street may include State Street Corporation and its aï¬ƒliates. Certain State Street aï¬ƒliates provide services and receive fees from the SPDR ETFs. ALPS Distributors, Inc., member FINRA, is distributor for SPDR S&P 500, SPDR S&P MidCap 400 and SPDR Dow Jones Industrial Average, all unit investment trusts. ALPS Portfolio Solutions Distributor, Inc., member FINRA, is distributor for Select Sector SPDRs. ALPS Distributors, Inc. and ALPS Portfolio Solutions Distributor, Inc. are not aï¬ƒliated with State State Street Global Advisors Funds Distributors, LLC. State Street Global Advisors Funds Distributors, LLC is the distributor for certain registered products on behalf of the advisor. SSGA Funds Management has retained GSO Capital Partners, Nuveen Asset Management, MFS, and DoubleLine Capital LP as the sub-advisor. GSO Capital Partners, Nuveen Asset Management, MFS, and DoubleLine Capital LP are not aï¬ƒliated with State Street Global Advisors Funds Distributors, LLC. Before investing, consider the funds’ investment objectives, risks, charges and expenses. To obtain a prospectus or summary prospectus which contains this and other information, call 866.787.2257 or visit spdrs.com. Read it carefully. © 2020 State Street Corporation. All Rights Reserved. ID188760-2081238.29.1.AM.INST 0420 Exp. Date: 03/31/2021 SPD002203 Not FDIC Insured No Bank Guarantee May Lose Value

SPDR® GOLD TRUST has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any Authorized Participant will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Advisors Funds Distributors, LLC, One Lincoln Street, Attn: SPDR® Gold Shares, 30th Floor, Boston, MA 02111.